Exhibit 10.1

SECOND AMENDMENT TO TREASURY SECURED
REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO TREASURY SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”), is made effective as of October 18, 2007, by and among NGP CAPITAL RESOURCES COMPANY, a Maryland corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Treasury Secured Revolving Credit Agreement, dated as of August 31, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement to clarify such provisions, and subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1.  Amendments.

(a) Section 2.21 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

Section 2.21                                                      Increase of Commitments; Additional Lenders.

(a)  So long as no Event of Default has occurred and is continuing, from time to time after the Closing Date, the Borrower may, by written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender), propose to increase the Aggregate Commitment Amount to an amount not to exceed $175,000,000 (the amount of any such increase, the “Additional Commitment Amount”).  At the election of the Borrower, if specified in such notice, each Lender shall have the right for a period of 15 Business Days following receipt of such notice, to elect by written notice to the Borrower and the Administrative Agent to increase its Treasury Revolving Commitment by a principal amount equal to its Pro Rata Share of the Additional Commitment

Amount.  No Lender (or any successor thereto) shall have any obligation to increase its Treasury Revolving Commitment or its other obligations under this Agreement and the other Loan Documents, and any decision by a Lender to increase its Treasury Revolving Commitment shall be made in its sole discretion independently from any other Lender.

(b) If the Borrower elected to not offer each Lender the right to elect to increase its Treasury Revolving Commitment pursuant to subsection (a) of this Section 2.21, or if any Lender shall not make such election, the Borrower may accept from any Lender or Lenders, on a non-pro rata basis, an increase in its or their Treasury Revolving Commitment or may designate another bank or other financial institution that is not an existing Lender (an “Additional Lender”) to become a party to this Agreement and make a Treasury Revolving Commitment, in each case if such Lender or Additional Lender at the time agrees to; provided, however, that any new bank or financial institution must be acceptable to the Administrative Agent, which acceptance will not be unreasonably withheld or delayed.  The sum of the increases in the Treasury Revolving Commitments of the existing Lenders pursuant to subsection (a), if applicable, or this subsection (b) plus the Treasury Revolving Commitments of the Additional Lenders shall not in the aggregate exceed the Additional Commitment Amount.

(c) An increase in the aggregate amount of the Treasury Revolving Commitments pursuant to this Section 2.21 shall become effective upon the receipt by the Administrative Agent of an supplement or joinder in form and substance satisfactory to the Administrative Agent executed by the Borrower, by each Additional Lender and by each other Lender whose Treasury Revolving Commitment is to be increased, setting forth the new Treasury Revolving Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with Treasury Revolving Credit Notes evidencing such increase in the Treasury Revolving Commitments, and such evidence of appropriate corporate authorization on the part of the Borrower with respect to the increase in the Treasury Revolving Commitments and such opinions of counsel for the Borrower with respect to the increase in the Treasury Revolving Commitments as the Administrative Agent may reasonably request.

(d) Upon the acceptance of any such supplement or joinder by the Administrative Agent, the Treasury Revolving Commitment Amount shall automatically be increased by the amount of the Treasury Revolving Commitments added through such supplement or joinder and Schedule II shall automatically be deemed amended to reflect the Treasury Revolving Commitments of all Lenders after giving effect to the addition of such Treasury Revolving Commitments.

2.  Acknowledgement with respect to Increase.  Commerzbank, AG and Administrative Agent hereby agree and acknowledge that simultaneously herewith Commerzbank, AG is increasing its Treasury Revolving Commitment to $60,000,000.  This
Amendment shall constitute a supplement required pursuant to Section 2.21 and Schedule II shall automatically be deemed amended to reflect the Treasury Revolving Commitments of all Lenders after giving effect to the increase in the Treasury Revolving Commitment of Commerzbank, AG.

3.  Conditions to Effectiveness of this Amendment.  Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), and (ii) executed counterparts to this Amendment from the Borrower, each of the Subsidiary Guarantors and the Lenders.

4.  Representations and Warranties.  To induce the Lenders and the Administrative Agent to enter into this Amendment, Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

(a)           The execution, delivery and performance by Borrower of this Amendment (i) is within Borrower’s power and authority; (ii) has been duly authorized by all necessary corporate and shareholder action; (iii) is not in contravention of any provision of Borrower’s certificate of incorporation or bylaws or other organizational documents; (iv) does not violate any law or regulation, or any order or decree of any Governmental Authority; (v) does not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any such Subsidiary or any of their respective property is bound; (vi) does not result in the creation or imposition of any Lien upon any of the property of Borrower or any of its Subsidiaries; and (vii) does not require the consent or approval of any Governmental Authority or any other person;

(b)           This Amendment has been duly executed and delivered for the benefit of or on behalf of Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(c)           After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

5.  Reaffirmations and Acknowledgments.

(a)           Reaffirmation of Subsidiary Guaranty.  Each Subsidiary Guarantor consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratify and confirm the terms of the Subsidiary Guarantee Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Subsidiary Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, the Subsidiary Guarantee Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Subsidiary Guarantors under the Subsidiary Guarantee Agreement.

(b)           Acknowledgment of Perfection of Security Interest. Borrower and each Subsidiary Guarantor hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

6.  Effect of Amendment.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

7.  Governing Law.   This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

8.  No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

9.  Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

10.  Counterparts.This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
11.  Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

12.  Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower and the Subsidiary Guarantors, by their respective authorized officers as of the day and year first above written.

BORROWER:

NGP CAPITAL RESOURCES COMPANY

By: ________________________________
      Name:  Stephen K. Gardner
      Title:  Chief Financial Officer

SUBSIDIARY GUARANTORS:

NGPC FUNDING GP, LLC

By: ______________________________
Name:  Stephen K. Gardner
Title:  Chief Financial Officer

NGPC FUNDING, LP
By: NGPC Funding GP, LLC
Its general partner

By: ______________________________
Name:  Stephen K. Gardner
Title:  Chief Financial Officer

NGPC ASSET HOLDINGS GP, LLC

By: ______________________________
Name:  Stephen K. Gardner
Title:  Chief Financial Officer

NGPC ASSET HOLDINGS, LP
By: NGPC Asset Holdings GP, LLC
Its general partner

By: ______________________________
Name:  Stephen K. Gardner
Title:  Chief Financial Officer

NGPC NEVADA, LLC

By: ______________________________
Name:  Stephen K. Gardner
Title:  Chief Financial Officer

LENDERS:

SUNTRUST BANK, individually and as Administrative Agent and as a Lender

By:
Name:
Title:

COMMERZBANK, AG

By:
Name: Andrew Campbell
Title:  Senior Vice president

By:
Name:  Janet Lee
Title: Assistant Treasurer

LANDESBANK BADEN-WÜRTTEMBERG

By:
Name:  Simone Ehmann
Title:  Vice President

By:
Name:  Konrad Kestering
Title:  Assistant Vice President

BRANCH BANK &TRUST CO.

By:
Name:  Cory Boyte
Title: Senior Vice President

AMERICAN NATIONAL BANK

By:
Name:  GARY W. VICK
Title:  VICE PRESIDENT